Exhibit 10.23

PREFERRED SHARE CONVERSION AGREEMENT

This preferred share conversion agreement (the “Agreement”) is dated as of this 23rd day of July, 2008, by and among:

A.	China Mass Media International Advertising Corp., an exempted company established and existing under the laws of the Cayman Islands (the “Company”);

B.	Happy Indian Ocean Limited, an exempted company established and existing under the laws of the Cayman Islands (“Happy Indian”); and

C.	Arctic Spring Limited, an exempted company established and existing under the laws of the Cayman Islands (“Arctic Spring”).

The foregoing parties shall be hereinafter referred to collectively as the “Parties” and individually as a “Party”. Happy Indian and Arctic Spring shall be hereinafter referred to collectively as the “Preferred Shareholders” and individually as a “Preferred Shareholder”.

WITNESSETH

WHEREAS, the Company, Happy Indian and Arctic Spring and others are parties to an investor rights agreement, dated as of June 24, 2008 (the “Investor Rights Agreement”), which sets forth certain agreements relating to the rights and obligations of and among the shareholders of the Company;

WHEREAS, the Company, the Founder, Happy Indian, Arctic Spring, Winner Wide, CTF Capital, Goldcorn Development, Jumbo Right, True Wise and Ever Kingdom propose to enter into several share purchase agreements (collectively the “Share Purchase Agreements”) on or about the date hereof, pursuant to which Happy Indian and Arctic Spring will purchase, and each of Winner Wide, CTF Capital, Goldcorn Development, Jumbo Right, True Wise and Ever Kingdom (the “Sellers”) will sell to Happy Indian and Arctic Spring, all of the Series A Preferred Shares currently owned by the Sellers; and

WHEREAS, the Company is undertaking its first firm commitment underwritten public offering of American depositary shares, each of which representing 15 Ordinary Shares of the Company, with a listing on the New York Stock Exchange (the “Initial Public Offering”), and each of Preferred Shareholders desires to convert all of the outstanding Series A Preferred Shares into Ordinary Shares immediately prior to the completion of the Initial Public Offering under Article 7.3(a) of the Company’s Second Amended and Restated Memorandum and Articles of Association adopted by a special resolution on June 24, 2008 (the “Second Restated Articles”).

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, and subject to and on the terms and conditions set forth herein, the Parties agree as follows:

1. Interpretation

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Investor Rights Agreement and the Investment Agreements (as defined in the Investor Rights Agreement).

2. Conversion of Series A Preferred Shares

2.1 Conversion. (a) Pursuant to Article 7.3(a) of the Second Restated Articles, each Preferred Shareholder hereby elects to convert all of the Series A Shares it holds, or will hold upon consummation of each of the Share Purchase Agreements, into Ordinary Shares at a one-to-one conversion ratio immediately prior to the completion of the Initial Public Offering (the “Conversion”). The Company agrees to undertake such Conversion in accordance with the terms of the Second Restated Articles.

(b) This Agreement constitutes prior written notice under section 7.3(c) of the Second Restated Articles of each Preferred Shareholder’s intent to convert, and the Company hereby waives the time and method of delivery requirements under such section. Happy Indian and Arctic Spring each agrees to surrender to the Company the certificate or certificates for all of the Series A Preferred Shares that it will acquire under each of the Share Purchase Agreements dated as of July 23, 2008, no later than the earlier of (i) the date two (2) days from the Closing of each of the respective Share Purchase Agreements (as such term is defined in each such agreement) and (ii) the date one (1) day prior to the completion of the Initial Public Offering.

2.2 Condition on Conversion. The Conversion shall be conditioned upon and shall occur concurrently with the closing of the sale of securities pursuant to the Initial Public Offering.

2.3 Waiver of Anti-Dilution Adjustments. The Preferred Shareholders hereby agree that Article 7.3(d) of the Second Restated Articles shall not apply to the Conversion.

3. Miscellaneous

3.1 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parties. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of a Party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

3.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

3.3 Entire Agreement. This Agreement and the documents referred to herein, together with all schedules and exhibits hereto and thereto, constitute the entire agreement among the Parties hereto with respect to the subject matters hereof and no Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein; provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and non-disclosure agreements executed by the Parties hereto prior to the date of this Agreement, all of which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

3.4 Governing Law. This Agreement shall be governed by and construed under the laws of The State of New York, the United States of America, without regard to principles of conflicts of law thereunder.

3.5 Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to the other parties hereto a written request for such consultation. If within thirty (30) days following the date on which such written request is given the dispute cannot be resolved, the dispute shall be settled by arbitration in Hong Kong under the UNCITRAL Arbitration Rules in accordance with the HKIAC Procedures for the Administration of International Arbitration in force as at the date of this Agreement to the extent not conflicting with the provisions of this Section 3.5.

(b) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be three (3) arbitrators. Each of the parties in dispute shall select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The Chairman of the Centre shall select the third arbitrator, who shall be qualified to practice law in the State of New York. If any Party does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Centre.

(c) The arbitration proceedings shall be conducted in English. The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of The State of New York and shall not apply any other substantive law.

(d) Each party hereto shall cooperate with the other parties in making full disclosure of and providing complete access to all information and documents requested by the other parties in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(e) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and each party may apply to a court of competent jurisdiction for enforcement of such award.

(f) Each party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitration tribunal.

3.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Counterparts transmitted by facsimile shall be deemed to be originals.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CHINA MASS MEDIA INTERNATIONAL ADVERTISING CORP.

By:	/s/ Shengcheng Wang
Name:
Title:

HAPPY INDIAN OCEAN LIMITED

By:	/s/ RTC Administrators Limited
Name:
Title:

ARCTIC SPRING LIMITED

By:	/s/ RTC Administrators Limited
Name:
Title:

Preferred Share Conversion Agreement